PADDOCK, LINDSTROM & ASSOCIATES, LTD.
                                   SUITE 2000
                                  MONENCO PLACE
                               801-6TH AVENUE S.W.
                        CALGARY, ALBERTA, CANADA, T2P 3W2



                                                            September 21, 2000

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned firm of Independent Petroleum Engineers, of Calgary, Alberta, Canada, knows that it is named as having prepared an evaluation of the interests of Canada Southern Petroleum Ltd., a corporation incorporated under the laws of Nova Scotia, dated March 10, 2000, prepared for filing with the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1999. We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of the registration statement on Form S-1 to be filed by Canada Southern Petroleum Ltd.

                                       Paddock Lindstrom & Associates, Ltd.


                                       By:  /s/ L. K. Lindstrom
                                            --------------------
                                            L. K. Lindstrom, P. Eng., President